UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 30, 2005
XYBERNAUT CORPORATION
(Exact Name of Registrant as Specified in its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

0-15086	54-1799851
(Commission File Number)	(I.R.S. Employer Identification Number)
12701 FAIR LAKES CIRCLE, SUITE 550, FAIRFAX, VIRGINIA, 22033
(Address of Principal Executive Offices) (Zip Code)
(703) 631-6925
(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT
As previously reported in Item 1.01 of Form 8-K filed May 2, 2005, Xybernaut Corporation (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) on April 26, 2005, with Alfred F. Fasola, Managing Principal of Boardroom Specialists, LLC (“Boardroom”), a consulting company with financial and management restructuring expertise, to advise the Company with respect to restructuring and other alternatives to maximize shareholder value.
On November 30, 2005, the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) entered an order (the “Boardroom Order”) approving the Consulting Agreement. The Bankruptcy Court amended the indemnification provisions of the Consulting Agreement, excluding ordinary negligence from coverage under the indemnification provisions.
As previously reported in Item 1.01 of Form 8-K filed July 29, 2005, the Company entered into an engagement letter (the “Engagement Letter”) on July 25, 2005, with IP Innovation Financial Services, Inc. (“IPI”) to act as an investment banker and consultant to the Company.
On November 30, 2005, the Bankruptcy Court entered an order (the “IPI Order”) amending and supplementing certain terms and conditions of the Engagement Letter by consent. Pursuant to the IPI Order, the monthly advisory services fee (the “Advisory Services Fee”) is reduced from $75,000 per month to $60,000 per month retroactive to July 25, 2005. A portion of the Advisory Services Fee in the amount of $30,000 per month, plus reimbursement of expenses, will be paid as such funds are available from the portion of the debtor-in-possession financing (the “DIP Financing”) designated for professional expenses, the remaining amounts paid upon completion of the monetization of the Company’s intellectual property (“IP Monetization”).
The IPI Order also reduced the IP Monetization fee from 18.25% to 16.75% of the transaction consideration, and removed the $7.5 million limit on the IP Monetization fee as set forth in the Engagement Letter. If the proceeds from the IP Monetization from which such fee is calculated are insufficient to satisfy the allowed claims of general unsecured creditors in full, after application of funds in the general unsecured creditors escrow established under the DIP Financing, then the Creditors Committee, upon notice from the Debtors, will have five business days to file a motion challenging the IP Monetization fee and attempt to overcome the presumption of such IP Monetization fee’s reasonableness and reduce such fee to a percentage not less than the intellectual property auction fee.
The Bankruptcy Court approved the indemnification provisions of the Engagement Letter.
The Bankruptcy Court approved an arrangement between IPI and Boardroom regarding the financial advisory fee in relation to the DIP Financing (the “Financial Advisory Fee”), whereby IPI will share one-half of the Financial Advisory Fee with Boardroom. One-half of the Financial Advisory Fee will be paid from a special draw under the DIP Financing and the remaining one-half of the Financing Advisory Fee will be paid upon completion of the IP Monetization.
ITEM 8.01 OTHER EVENTS
As previously reported in Item 8.01 of Form 8-K filed on August 19, 2005, the Bankruptcy Court approved the employment and retention of Boardroom and IPI on an interim basis. On November 30, 2005, the Bankruptcy Court entered final orders approving the employment and retention of Boardroom and IPI.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XYBERNAUT CORPORATION
By: /s/ Perry L. Nolen
       Perry L. Nolen
       President and Chief Executive Officer
Dated: December 6, 2005